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                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF WILLKIE FARR & GALLAGHER]



March 5, 1996



Trump Atlantic City Associates
Trump Atlantic City Funding, Inc.
Mississippi Avenue and The Boardwalk
Atlantic City, New Jersey  08401


     Re:  Registration Statement on Form S-1
     File No. 333-643
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Dear Sirs:

     We have acted as counsel for Trump Atlantic City Associates, a New Jersey general partnership ("Associates") and Trump Atlantic City Funding, Inc., a Delaware corporation ("Funding" and together with Associates, the "Issuers"), in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of $1,100,000,000 aggregate principal amount (the "Initial Offering") of the Issuers' First Mortgage Notes due 2006 (the "First Mortgage Notes") and up to 20% of the maximum aggregate offering amount of the Initial Offering which may be offered pursuant to Rule 462(b) promulgated under the Act ("Rule 462(b)").

     The First Mortgage Notes will be issued under an Indenture (the "First Mortgage Note Indenture") to be entered into by and among the Issuers, as issuers, First Bank National Association, as trustee (the "Trustee") and Trump Plaza Associates, a New Jersey general partnership, Trump Taj Mahal Associates, a New Jersey general partnership, and all other existing and future subsidiaries of Associates, as guarantors.

     In connection therewith, we have participated in the preparation of the Registration Statement relating to the First Mortgage Notes (File No. 333-643) heretofore filed with the Securities and Exchange Commission (as amended, the "Registration Statement"), and we are familiar with the partnership and corporate proceedings taken to date in connection with the authorization and issuance of the First Mortgage Notes.

     In so acting, we have examined original, reproduced or certified copies of such records of the Issuers and of Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited
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Trump Atlantic City Associates
Trump Atlantic City Funding, Inc.
March 5, 1996
Page 2


partnership and a general partner of Associates ("THCR Holdings"), Trump Plaza Holding, Inc., a Delaware corporation and the other general partner of Associates ("TPHI," and together with THCR Holdings, the "Partners") and Trump Hotels & Casino Resorts, Inc., a Delaware corporation and the sole general partner of THCR Holdings ("THCR"), relevant and necessary for the opinions hereinafter set forth including, but not limited to, the Registration Statement, the Certificates of Incorporation of THCR, TPHI and Funding (as each has been amended or amended and restated, as applicable), the By-Laws of THCR, TPHI and Funding (as each has been amended or amended and restated, as applicable), the Amended and Restated Partnership Agreement of THCR Holdings, the Amended and Restated Partnership Agreement of Associates and the form of the First Mortgage
Note Indenture and the First Mortgage Notes as each of such documents has been or will be filed as an Exhibit to the Registration Statement, and the relevant minutes of THCR, as the general partner of THCR Holdings, as general partner of Associates, TPHI, as general partner of Associates, and Funding.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or reproduced copies. As to various questions of fact material to such opinions, we have relied upon certificates of, or communications with, officers of the Issuers, the Partners and THCR and of public officials.

     Based on the foregoing and assuming that the following shall occur on or before such time as the Registration Statement shall have been declared effective under the Act: (i) the First Mortgage Note Indenture substantially in the form to be filed as an Exhibit to the Registration Statement, shall have been qualified under the Trust Indenture Act of 1939 and shall have been duly authorized, executed and delivered by each of the parties thereto, (ii) no certificate of dissolution or proceeding therefor shall have been filed or commenced with respect to the Issuers and (iii) the definitive terms of the First Mortgage Notes shall have been duly authorized and established in conformity with the First Mortgage Note Indenture, we are of the opinion that:

     The execution and delivery of the First Mortgage Note Indenture and the issuance of the First Mortgage Notes have been duly authorized by Funding and by TPHI, as general partner of Associates. When the First Mortgage Note Indenture has been duly executed and delivered by the parties thereto and the First Mortgage Notes have been duly executed and delivered by the
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Trump Atlantic City Associates
Trump Atlantic City Funding, Inc.
March 5, 1996
Page 3


Issuers and duly authenticated by the Trustee, all in accordance with the terms of the First Mortgage Note Indenture, and the First Mortgage Notes have been issued in the manner described in the Registration Statement after it has become effective under the Act (and in any abbreviated registration statement related to the Registration Statement filed pursuant to Rule 462(b)), the First Mortgage Notes will be duly and validly issued, and will constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except insofar as enforceability thereof may be limited by (a) usury, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) general principles of equity, (c) the Casino Control Act of the State of New Jersey, the regulations adopted pursuant thereto, or rulings of the New Jersey Casino Control Commission, as such laws, regulations or rulings may now or hereafter be in effect or (d) other state gaming laws, the regulations adopted pursuant thereto, or rulings from other state gaming authorities, as such laws, regulations or rulings may now or hereafter be in effect.

     No person or entity other than you may rely or claim reliance upon this opinion. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We call to your attention that we are not admitted to practice, do not purport to be experts in the laws of, and, accordingly, do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States. We are not admitted to practice law in the State of New Jersey.

     We hereby consent to being named as counsel for the Company in the Registration Statement and under the caption "Legal Matters" in the Prospectus included in the Registration Statement, to the incorporation by reference of this opinion in any abbreviated registration statement related to the Registration Statement filed under Rule 462(b) and to the filing of this opinion as an exhibit to the Registration Statement.

     Very truly yours,


     /s/ WILLKIE FARR & GALLAGHER